                                                                  EXHIBIT 99.1

(HCA LOGO)                                                                NEWS
------------------------------------------------------------------------------
                                                  FOR IMMEDIATE RELEASE
INVESTOR CONTACT:                                 MEDIA CONTACT:
Mark Kimbrough                                    Jeff Prescott
615-344-2688                                      615-344-5708


                     HCA Reports First Quarter 2006 Results
                              Revised 2006 Guidance

Nashville, Tenn., April 25, 2006 --- HCA (NYSE: HCA) announced today financial results for the quarter ended March 31, 2006. Net income for the first quarter of 2006 totaled $379 million, or $0.92 per diluted share, compared to $414 million, or $0.95 per diluted share, in the first quarter of 2005. Financial results for the first quarter of 2006 include gains on sales of investments related to securities held by the Company's wholly-owned insurance subsidiary of $75 million, or $0.11 per diluted share, compared to gains of $9 million, or $0.01 per diluted share, in the first quarter of 2005. The first quarter 2006 results also include additional compensation costs of $8 million, or $0.02 per diluted share, due to the expensing of stock options and employee stock purchase plan shares associated with the January 1, 2006 adoption of FASB Statement 123
(R), "Share-Based Payment."

The Company generated revenues of $6.415 billion for the first quarter of 2006, compared to $6.182 billion in the same period of 2005. Same facility revenues increased 5.0 percent, and same facility revenue per equivalent admission increased 5.1 percent in the first quarter of 2006 (7.4 percent increase when adjusted for uninsured discounts) compared to the previous year's first quarter.

Same facility equivalent admissions decreased 0.1 percent and same facility admissions decreased 0.7 percent compared to the prior year's first quarter. Flu-related pulmonary admissions decreased by approximately 5,000 admissions, or
10.5 percent, compared to the prior year's first quarter. On a same facility basis, inpatient surgeries grew 2.3 percent and outpatient surgeries increased
1.0 percent compared to the prior year's first quarter.

The provision for doubtful accounts in the first quarter of 2006 totaled $596 million, or 9.3 percent of revenues, compared to $574 million, or 9.3 percent of revenues, in the first quarter of 2005. Adjusted to reflect uninsured discounts, the provision for doubtful accounts totaled $852 million, or 12.8 percent of revenues in the first quarter of 2006, compared with $683 million, or 10.9 percent of revenues in the first quarter of 2005. Uninsured discounts in the first quarters of 2006 and 2005 were $256 million and $109 million, respectively. The Company's uninsured discount policy, which became effective in the first quarter of 2005, lowers revenues and the provision for doubtful accounts by generally corresponding amounts. Charity care totaled $281 million in the first quarter of 2006 compared to $284 million in the previous year's period. Same facility uninsured admissions (including charity patients) increased by 2,438 admissions, or 13.1 percent, in the first quarter of 2006 compared to the first quarter of 2005.

REVISED 2006 GUIDANCE

The Company's prior guidance for 2006 included an estimated pretax gain of approximately $105 million, or $0.14 per diluted share, from the anticipated completion of the sale of 5 hospitals to LifePoint Hospitals, Inc. As previously reported, the sale was not completed by March 31, 2006 as planned, and the two companies are currently working on a modification of the purchase agreement. Accordingly, the anticipated gain has been excluded from the revised guidance. The Company now anticipates 2006 earnings to be in a range of $3.10 to $3.30 per diluted share.

CASH FLOW AND BALANCE SHEET

During the first quarter of 2006, the Company repurchased 13.0 million shares of its common stock at a cost of $653 million. HCA has repurchased a total of 49.7 million shares, completing the $2.5 billion share repurchase authorization approved by the Company's Board in October 2005. Common shares outstanding at March 31, 2006 were 408.1 million, compared to 417.5 million at December 31, 2005.

HCA's cash flow from operations totaled $365 million in the first quarter compared to $852 million in the same period of 2005. During the first quarter of 2006, HCA made net income tax payments of $275 million, compared to the receipt of net income refunds of $85 million during the first quarter of 2005.

As of March 31, 2006, the Company's balance sheet reflected total debt of $11.3 billion, stockholders equity (including common and minority equity) of $5.4 billion and total assets of $22.4 billion. HCA's ratio of debt to debt plus common and minority equity was 67.6 percent at March 31, 2006, compared to 64.8 percent at December 31, 2005.

ANNUAL SHAREHOLDERS MEETING

The Company's annual shareholder's meeting will be held at the HCA Corporate Office located in Nashville, Tennessee on May 25, 2006 at 1:30 p.m., local time, for shareholders of record as of March 31, 2006.


EARNINGS CONFERENCE CALL

HCA will host a conference call for investors at 8:30 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and through the next year. The webcast can be accessed at: http://www.videonewswire.com/event.asp?id=33108 or through the Company's Investor Relations web page, www.hcahealthcare.com.

                                      ####

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including statements with respect to our earnings guidance for 2006. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, (2) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services,
(3) possible changes in the Medicare, Medicaid and other state programs that may impact reimbursements to health care providers and insurers, (4) the highly competitive nature of the health care business, (5) changes in revenue mix and the ability to enter into and renew managed care provider agreements on acceptable terms, (6) the efforts of insurers, health care providers and others to contain health care costs, (7) the impact of our charity care and uninsured discounting policies, (8) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and our corporate integrity agreement with the government, (9) changes in federal, state or local regulations affecting the health care industry, (10) delays in receiving payments for services provided, (11) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (12) the outcome of governmental investigations by the United States Attorney for the Southern District of New York and the Securities and Exchange Commission (the "SEC"), (13) the outcome of certain class action and derivative litigation filed with respect to us, (14) the possible enactment of federal or state health care reform, (15) the increased leverage resulting from the financing of our $2.5 billion share repurchase authorization, (16) the availability and terms of capital to fund the expansion of our business, (17) the outcome of our negotiations with LifePoint Hospitals Inc. in connection with the divestiture of certain hospitals and our ability to successfully consummate the hospital divestitures on a timely basis,
(18) the continuing impact of hurricanes on our facilities, the ability to obtain recoveries under our insurance policies and the ability to secure adequate insurance coverage in the future, (19) fluctuations in the market value of our common stock, (20) changes in accounting practices, (21) changes in general economic conditions, (22) future divestitures which may result in charges, (23) changes in business strategy or development plans, (24) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (25) potential liabilities and other claims that may be asserted against us, (26) the ability to develop and implement the payroll and human resources information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (27) other risk factors described in our Annual Report on Form 10-K and other filings with the SEC. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.

                                    HCA INC.
                         CONSOLIDATED INCOME STATEMENTS
                                  FIRST QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                       2006                        2005
                                                              -----------------------     -----------------------
                                                               AMOUNT           RATIO      AMOUNT           RATIO
                                                              ---------       -------     ---------        ------
Revenues..................................................    $   6,415        100.0%     $   6,182        100.0%

Salaries and benefits.....................................        2,611         40.7          2,443         39.5
Supplies..................................................        1,114         17.4          1,051         17.0
Other operating expenses..................................        1,037         16.2            972         15.7
Provision for doubtful accounts...........................          596          9.3            574          9.3
Gains on investments......................................          (75)        (1.2)            (9)        (0.1)
Equity in earnings of affiliates..........................          (61)        (1.0)           (53)        (0.9)
Depreciation and amortization.............................          345          5.4            337          5.4
Interest expense..........................................          186          2.9            164          2.7
                                                              ----------------------      ----------------------

                                                                  5,753         89.7          5,479         88.6
                                                              ----------------------      ----------------------

Income before minority interests and income taxes.........          662         10.3            703         11.4

Minority interests in earnings of consolidated entities...           55          0.8             40          0.7
                                                              ----------------------      ----------------------

Income before income taxes................................          607          9.5            663         10.7

Provision for income taxes................................          228          3.6            249          4.0
                                                              ----------------------      ----------------------

     Net income...........................................    $     379          5.9      $     414          6.7
                                                              ======================      ======================

Diluted earnings per share................................    $    0.92                   $    0.95

Shares used in computing diluted earnings per
   share (000)............................................      411,274                     435,660

                                    HCA INC.
                     SUPPLEMENTAL OPERATING RESULTS SUMMARY
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                   FIRST QUARTER
                                                                               ----------------------
                                                                                 2006         2005
                                                                               ---------     --------
Revenues..................................................................     $   6,415     $  6,182

Net income................................................................     $     379     $    414
     Depreciation and amortization........................................           345          337
     Interest expense.....................................................           186          164
     Minority interests in earnings of consolidated entities..............            55           40
     Provision for income taxes...........................................           228          249
                                                                               ---------     --------

     Adjusted EBITDA (a)..................................................     $   1,193     $  1,204
                                                                               =========     ========


Diluted earnings per share:
     Net income...........................................................     $    0.92     $   0.95

     Shares used in computing diluted earnings per share (000)............       411,274      435,660

--------------------

(a) Adjusted EBITDA is a non-GAAP financial measure. We believe that adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon adjusted EBITDA as a primary measure to review and assess operating performance of hospital facilities and their management teams.

     Management and investors review both the overall performance (including GAAP net income and GAAP EPS) and operating performance of our health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

     Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

                                    HCA INC.
                        SUPPLEMENTAL NON-GAAP DISCLOSURES
    OPERATING MEASURES ADJUSTED FOR THE IMPACT OF DISCOUNTS FOR THE UNINSURED
                               FIRST QUARTER 2006
         (DOLLARS IN MILLIONS, EXCEPT REVENUE PER EQUIVALENT ADMISSION)

                                                                                                       NON-
                                                   UNINSURED       NON-GAAP       GAAP %              GAAP %
                                         GAAP      DISCOUNTS       ADJUSTED         OF               ADJUSTED
                                       AMOUNTS   ADJUSTMENT (a)   AMOUNTS (b)    REVENUES            REVENUES
                                      ---------  --------------   -----------  -------------      ---------------
                                                                                2006    2005       2006     2005
                                                                               -----   -----      -----     -----
CONSOLIDATED:
Revenues.........................     $   6,415    $     256       $   6,671   100.0%  100.0%     100.0%    100.0%

Salaries and benefits............         2,611           --           2,611    40.7%   39.5%      39.1%     38.8%
Supplies.........................         1,114           --           1,114    17.4%   17.0%      16.7%     16.7%
Other operating expenses.........         1,037           --           1,037    16.2%   15.7%      15.5%     15.4%
Provision for doubtful accounts..           596          256             852     9.3%    9.3%      12.8%     10.9%

Admissions.......................       421,000                      421,000
Equivalent admissions............       626,000                      626,000
Revenue per equivalent admission.     $  10,246                    $  10,655
% change from prior year.........           5.5%                         7.8%

SAME FACILITY:
Revenues.........................     $   6,293    $     255       $   6,548
Admissions.......................       418,800                      418,800
Equivalent admissions............       619,400                      619,400
Revenue per equivalent admission.     $  10,161                    $  10,572
% change from prior year.........           5.1%                         7.4%

(a) Represents the impact of the discounts for the uninsured for the period. On January 1, 2005, we modified our policies to provide discounts to uninsured patients who do not qualify for Medicaid or charity care.
     These discounts are similar to those provided to many local managed care plans. In implementing the discount policy we first attempt to qualify uninsured patients for Medicaid, other federal or state assistance or charity care. If an uninsured patient does not qualify for these programs, the uninsured discount is applied. On a consolidated basis, we recorded $256 million and $109 million of uninsured discounts during the first quarters of 2006 and 2005, respectively.

(b) Revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission have been adjusted to exclude the discounts under HCA's uninsured discount policy (non-GAAP financial measures). We believe these non-GAAP financial measures are useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management uses this information to compare revenues, the provision for doubtful accounts, certain operating expense categories as a percentage of revenues and revenue per equivalent admission for periods prior and subsequent to the January 1, 2005 implementation of the uninsured discount policy. Management finds this information to be useful to enable the evaluation of revenue and certain expense category trends that are influenced by patient volumes and are generally analyzed as a percentage of net revenues. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. We believe this supplemental information provides management and the users of its financial statements with useful information for period-to-period comparisons. Investors are encouraged to use GAAP measures when evaluating our overall financial performance.

                                    HCA INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                                      MARCH 31,      DECEMBER 31,
                                 ASSETS                                                 2006             2005
                                                                                      ---------     -------------
Current assets:
   Cash and cash equivalents....................................................      $     453      $       336
   Accounts receivable, less allowance for doubtful accounts....................          3,491            3,332
   Inventories..................................................................            624              616
   Deferred income taxes........................................................            535              372
   Other........................................................................            567              559
                                                                                      ---------      -----------

       Total Current assets.....................................................          5,670            5,215

Property and equipment, at cost.................................................         21,105           20,818
Accumulated depreciation........................................................         (9,740)          (9,439)
                                                                                      ---------      -----------
                                                                                         11,365           11,379

Investments of insurance subsidiary.............................................          1,947            2,134
Investments in and advances to affiliates.......................................            649              627
Goodwill........................................................................          2,622            2,626
Deferred loan costs.............................................................             76               85
Other...........................................................................             86              159
                                                                                      ---------      -----------

                                                                                      $  22,415      $    22,225
                                                                                      =========      ===========


   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable.............................................................      $   1,244      $     1,484
   Accrued salaries.............................................................            619              561
   Other accrued expenses.......................................................          1,379            1,264
   Long-term debt due within one year...........................................            704              586
                                                                                      ---------      -----------

       Total Current liabilities................................................          3,946            3,895

Long-term debt..................................................................         10,608            9,889
Professional liability risks....................................................          1,378            1,336
Deferred taxes and other liabilities............................................          1,067            1,414
Minority interests in equity of consolidated entities...........................            861              828

Stockholders' equity............................................................          4,555            4,863
                                                                                      ---------      -----------

                                                                                      $  22,415      $    22,225
                                                                                      =========      ===========


Current ratio...................................................................           1.44             1.34
Ratio of debt to debt plus common and minority equity...........................           67.6%            64.8%
Shares outstanding (thousands)..................................................        408,062          417,513

                                    HCA INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  FIRST QUARTER
                              (DOLLARS IN MILLIONS)




                                                                                        2006             2005
                                                                                    -----------      -----------
Cash flows from operating activities:
   Net income................................................................       $       379      $       414
    Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for doubtful accounts.......................................               596              574
       Depreciation and amortization.........................................               345              337
       Income taxes..........................................................               (52)             334
       Change in operating assets and liabilities............................              (961)            (843)
       Other.................................................................                58               36
                                                                                    -----------      -----------

           Net cash provided by operating activities.........................               365              852
                                                                                    -----------      -----------

Cash flows from investing activities:
   Purchase of property and equipment........................................              (342)            (288)
   Acquisition of hospitals and health care entities.........................               (27)             (36)
   Disposal of hospitals and health care entities............................                27                7
   Change in investments.....................................................               (45)             (86)
   Other.....................................................................                (4)              17
                                                                                    ------------     -----------

       Net cash used in investing activities.................................              (391)            (386)
                                                                                    ------------     ------------
Cash flows from financing activities:
   Issuance of long-term debt................................................             1,000                -
   Net change in revolving bank credit facility..............................               485             (670)
   Repayment of long-term debt...............................................              (630)              (6)
   Repurchase of common stock................................................              (653)               -
   Issuance of common stock..................................................                38              377
   Payment of cash dividends.................................................               (62)             (56)
   Other.....................................................................               (35)             (67)
                                                                                    ------------     ------------

       Net cash provided by (used in) financing activities...................               143             (422)
                                                                                    -----------      ------------

Change in cash and cash equivalents..........................................               117               44
Cash and cash equivalents at beginning of period.............................               336              258
                                                                                    -----------      -----------

Cash and cash equivalents at end of period...................................       $       453      $       302
                                                                                    ===========      ===========

Interest payments............................................................       $       161      $       130
Income tax payments, net of refunds..........................................       $       275      $       (85)

                                    HCA INC.
                              OPERATING STATISTICS


                                                                                               FIRST QUARTER
                                                                                          ---------     --------
                                                                                              2006        2005
                                                                                          ---------     --------
CONSOLIDATED HOSPITALS:

     Number of Hospitals........................................................                176          183
     Weighted Average Licensed Beds.............................................             41,255       41,856
     Licensed Beds at End of Period.............................................             41,539       41,892

   REPORTED:
     Admissions.................................................................            421,000      432,600
         % Change...............................................................              -2.7%
     Equivalent Admissions......................................................            626,000      636,400
         % Change...............................................................              -1.6%
     Revenue per Equivalent Admission...........................................          $  10,246     $  9,714
         % Change...............................................................               5.5%
     Inpatient Revenue per Admission............................................          $   9,595     $  9,069
         % Change...............................................................               5.8%

     Patient Days...............................................................          2,090,500    2,159,200
     Equivalent Patient Days....................................................          3,108,600    3,176,200

     Inpatient Surgery Cases....................................................            135,300      135,500
         % Change...............................................................              -0.2%
     Outpatient Surgery Cases...................................................            212,900      211,000
         % Change...............................................................               0.9%

     Emergency Room Visits......................................................          1,332,500    1,391,800
         % Change...............................................................              -4.3%

     Outpatient Revenues as a
         Percentage of Patient Revenues.........................................              35.7%        35.6%

     Average Length of Stay.....................................................                5.0          5.0

     Occupancy..................................................................              56.3%        57.3%
     Equivalent Occupancy.......................................................              83.7%        84.3%

   SAME FACILITY:
     Admissions.................................................................            418,800      421,500
         % Change...............................................................              -0.7%
     Equivalent Admissions......................................................            619,400      620,100
         % Change...............................................................              -0.1%
     Revenue per Equivalent Admission...........................................          $  10,161     $  9,670
         % Change...............................................................               5.1%
     Inpatient Revenue per Admission............................................          $   9,585     $  9,013
         % Change...............................................................               6.3%

     Inpatient Surgery Cases....................................................            134,300      131,400
         % Change...............................................................               2.3%
     Outpatient Surgery Cases...................................................            206,300      204,125
         % Change...............................................................               1.0%

     Emergency Room Visits......................................................          1,324,500    1,350,200
         % Change...............................................................              -1.9%
NUMBER OF CONSOLIDATED AND NON-CONSOLIDATED
(50/50 EQUITY JOINT VENTURES) HOSPITALS:

     Consolidated...............................................................                176          183
     Non-Consoldiated (50/50 Equity Joint Ventures).............................                  7            7
                                                                                          ---------     --------

     Total Number of Hospitals..................................................                183          190
                                                                                          =========     ========